Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2019 First-Quarter Results

ATLANTA, GA — June 11, 2019 — HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.5 billion for the first quarter of fiscal 2019 ended May 5, 2019, an increase of $104 million, or 7.5 percent, as compared to the first quarter of fiscal 2018.  Organic sales growth for the first quarter of fiscal 2019 was 5.8 percent, as compared to the first quarter of fiscal 2018.

“The team overcame significant unfavorable weather in February to deliver on our promises during the first quarter of 2019,” stated Joe DeAngelo, Chairman and CEO of HD Supply. “In this current dynamic environment, we are intensely focused on what we can control, delivering profitable growth and executing on our capital allocation strategy.”

Gross profit increased $33 million, or 6.0 percent, to $585 million for the first quarter of fiscal 2019, as compared to $552 million for the first quarter of fiscal 2018. Gross profit was 39.2 percent of Net sales for the first quarter of fiscal 2019, down approximately 50 basis points from 39.7 percent for the first quarter of fiscal 2018.

Operating income increased $19 million, or 12.6 percent, to $170 million for the first quarter of fiscal 2019, as compared to $151 million for the first quarter of fiscal 2018. Operating income was 11.4 percent of Net sales for the first quarter of fiscal 2019, up approximately 50 basis points from 10.9 percent for the first quarter of fiscal 2018.

Net income increased $18 million, or 20.2 percent, to $107 million for the first quarter of fiscal 2019, as compared to $89 million for the first quarter of fiscal 2018. Net income per diluted share increased $0.15, or 31.3 percent, to $0.63 in the first quarter of fiscal 2019, as compared to $0.48 in the first quarter of fiscal 2018.

Adjusted EBITDA increased $13 million, or 6.8 percent, to $203 million for the first quarter of fiscal 2019, as compared to $190 million for the first quarter of fiscal 2018. Adjusted EBITDA was 13.6 percent of Net sales for the first quarter of fiscal 2019, down approximately 10 basis points from 13.7 percent for the first quarter of fiscal 2018.

Adjusted net income increased $13 million, or 10.0 percent, to $143 million for the first quarter of fiscal 2019, as compared to $130 million for the first quarter of fiscal 2018.  Adjusted net income per diluted share increased $0.14, or 20.0 percent to $0.84 in the first quarter of fiscal 2019, as compared to $0.70 in the first quarter of fiscal 2018.

As of May 5, 2019, HD Supply’s combined liquidity of $580 million was comprised of $40 million in cash and cash equivalents and $540 million of additional available borrowings (excluding $6 million of borrowings on available cash balances) under HD Supply, Inc.’s senior asset-based lending facility, based on qualifying inventory and receivables.

Business Unit Performance

Facilities Maintenance

Net sales increased $49 million, or 6.8 percent, to $772 million in the first quarter of fiscal 2019, as compared to $723 million for the first quarter of fiscal 2018.  Adjusted EBITDA increased $11 million, or 8.9 percent, to $134 million for the first quarter of fiscal 2019, as compared to $123 million for the first quarter of fiscal 2018.  Adjusted EBITDA was 17.4 percent of Net sales for the first quarter of fiscal 2019, up approximately 40 basis points from 17.0 percent for the first quarter of fiscal 2018.

Construction & Industrial

Net sales increased $55 million, or 8.3 percent, to $721 million in the first quarter of fiscal 2019, as compared to $666 million for the first quarter of fiscal 2018.  Organic sales growth was approximately 4.7 percent in the first quarter of fiscal 2019 as compared to the first quarter of fiscal 2018. Adjusted EBITDA increased $2 million, or 3.0 percent, to $69 million for the first quarter of fiscal 2019, as compared to $67 million for the first quarter of fiscal 2018.  Adjusted EBITDA was 9.6 percent of Net sales for the first quarter of fiscal 2019, down approximately 50 basis points from 10.1 percent for the first quarter of fiscal 2018.

First-Quarter Monthly Sales Performance

Net sales for February, March and April of fiscal 2019 were $423 million, $460 million and $610 million, respectively.  There were 20 selling days in February, 20 selling days in March and 25 selling days in April in both fiscal 2019 and fiscal 2018.  Average year-over-year daily sales growth for February, March and April was 8.1 percent, 8.8 percent and 6.1 percent, respectively. On an organic basis, average year-over-year daily sales growth for February and March was 2.2 percent and 8.6 percent respectively. April did not include any non-organic sales.

Preliminary May Sales Results

Preliminary Net sales in May 2019 were approximately $464 million, which represents year-over-year average daily sales growth of approximately 0.2 percent.  Preliminary May year-over-year average daily sales by business segment was a 2.4 percent decline in Facilities Maintenance and a 2.8 percent increase in Construction & Industrial.  There were 19 selling days in May of fiscal 2019 and 20 selling days in May of fiscal 2018.

Facilities Maintenance’s May sales were unfavorably impacted by weak HVAC sales due to unusually cool weather, a temporary disruption in order fulfillment in the Southeast due to a vendor software issue in our Atlanta distribution center and a calendar shift due to 2018’s 53-week year.

Second-Quarter 2019 and Fiscal Year 2019 Outlook

In fiscal year 2019, the company continues to estimate end market growth of approximately 2-3 percent.

For the second-quarter 2019 and full-year fiscal 2019, the Company anticipates the following:

	Second-Quarter 2019		Full-Year Fiscal 2019
	Low End	High End	Low End	High End
Net sales	$1,620	$1,670	$6,250	$6,350
Net income	131	142	474	504
Adjusted EBITDA	240	255	890	930
Net income per share — diluted (1)	$0.77	$0.83	$2.77	$2.95
Adjusted net income per share — diluted (1)	$1.04	$1.12	$3.52	$3.70

(1)         Assumes a fully diluted weighted average share count of 171 million in all periods

The company will provide further specifics on its end markets, the second-quarter 2019 outlook and the full-year fiscal 2019 outlook during the first-quarter 2019 earnings conference call and in the earnings call presentation materials.

Fiscal 2019 First-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday, June 11th, 2019 at 8:00 a.m. (Eastern Time) to discuss its first-quarter fiscal 2019 results.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements its reporting of Net income and Net income per diluted share with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company’s approximately 11,500 associates provide localized, customer-tailored products, services and expertise.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended February 3, 2019, filed on March 19, 2019 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Second-quarter 2019 and full-year fiscal 2019 estimates for Net sales, Net income, Net income per diluted share, Adjusted EBITDA and Adjusted net income per diluted share are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended
	May 5, 2019	April 29, 2018
Net Sales	$1,493	$1,389
Cost of sales	908	837
Gross Profit	585	552
Operating expenses:
Selling, general and administrative	392	372
Depreciation and amortization	25	22
Restructuring	(2)	7
Total operating expenses	415	401
Operating Income	170	151
Interest expense	28	34
Interest (income)	—	(1)
Income Before Provision for Income Taxes	142	118
Provision for income taxes	35	29
Net Income	$107	$89
Other comprehensive income (loss):
Foreign currency translation adjustment	—	1
Unrealized loss on cash flow hedge, net of tax of $1 and $-	(5)	—
Total Comprehensive Income (loss)	$102	$90

Weighted Average Common Shares Outstanding (thousands)
Basic	170,000	184,326
Diluted	170,712	185,155

Earnings Per Share:
Basic earnings per share	$0.63	$0.48
Diluted earnings per share	$0.63	$0.48

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	May 5, 2019	February 3, 2019
ASSETS
Current assets:
Cash and cash equivalents	$40	$38
Receivables, less allowance for doubtful accounts of $18 and $18	781	732
Inventories	808	766
Other current assets	47	50
Total current assets	1,676	1,586
Property and equipment, net	378	370
Operating lease right-of-use assets	403	—
Goodwill	1,989	1,990
Intangible assets, net	185	191
Deferred tax asset	50	78
Other assets	16	18
Total assets	$4,697	$4,233
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$474	$367
Accrued compensation and benefits	75	109
Current installments of long-term debt	11	11
Current lease liabilities	116	—
Other current liabilities	138	259
Total current liabilities	814	746
Long-term debt, excluding current installments	2,129	2,129
Long-term lease liabilities	301	—
Other liabilities	77	77
Total liabilities	3,321	2,952
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 170.8 million and 170.7 million shares issued and outstanding at May 5, 2019, and February 3, 2019, respectively	2	2
Paid-in capital	4,079	4,067
Accumulated deficit	(1,467)	(1,572)
Accumulated other comprehensive loss	(35)	(30)
Treasury stock, at cost, 34.5 and 34.2 million shares at May 5, 2019 and February 3, 2019, respectively	(1,203)	(1,186)
Total stockholders’ equity	1,376	1,281
Total liabilities and stockholders’ equity	$4,697	$4,233

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Three Months Ended
	May 5, 2019	April 29, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$107	$89
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	27	24
Provision for uncollectibles	2	2
Non-cash interest expense	2	6
Stock-based compensation expense	7	6
Deferred income taxes	32	27
Other	1	—
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(51)	(66)
(Increase) decrease in inventories	(43)	(81)
(Increase) decrease in other current assets	(5)	(9)
Increase (decrease) in accounts payable and accrued liabilities	49	52
Net cash provided by operating activities	128	50
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(26)	(19)
Payments for businesses acquired, net	—	(362)
Proceeds from sales of property and equipment	2	—
Net cash provided by (used in) investing activities	(24)	(381)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under employee benefit plans	4	2
Purchase of treasury shares	(12)	(64)
Tax withholdings on stock-based awards	(5)	(6)
Repayments of long-term debt	(3)	(3)
Repayment of financing liability	(88)	—
Borrowings on long-term revolver debt	327	6
Repayments on long-term revolver debt	(325)	(9)
Other financing activities	—	(3)
Net cash provided by (used in) financing activities	(102)	(77)
Effect of exchange rates on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	$2	$(408)
Cash and cash equivalents at beginning of period	38	558
Cash and cash equivalents at end of period	$40	$150

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

Three Months Ended May 5, 2019	Facilities Maintenance	Construction & Industrial	Total Operations
Net sales	$772	$721	$1,493
Adjusted EBITDA	134	69	203
Depreciation(1) & Software Amortization	10	11	21
Other Intangible Amortization	2	4	6

Three Months Ended April 29, 2018
Net sales	$723	$666	$1,389
Adjusted EBITDA	123	67	190
Depreciation(1) & Software Amortization	9	10	19
Other Intangible Amortization	2	3	5

(1)         Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income less Income from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income less Income from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended
	May 5, 2019	April 29, 2018
Net income	$107	$89
Interest expense, net	28	33
Provision for income taxes	35	29
Depreciation and amortization (1)	27	24
Restructuring charges (2)	(2)	7
Stock-based compensation	7	6
Acquisition and integration costs (3)	1	2
Adjusted EBITDA	$203	$190

(1)         Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)         For the three months ended May 5, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters.

(3)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies.

Adjusted Net Income

The following table presents a reconciliation of Net income, the most directly comparable financial measure under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions, except share and per share data):

	Three Months Ended
	May 5, 2019	April 29, 2018
Net income	$107	$89
Plus: Provision for income taxes	35	29
Less: Cash income taxes	(4)	(2)
Plus: Amortization of acquisition-related intangible assets (other than software)	6	5
Plus: Restructuring charges (1)	(2)	7
Plus: Acquisition and integration costs (2)	1	2
Adjusted net income	$143	$130

Diluted weighted average common shares outstanding (thousands)	170,712	185,155
Adjusted net income per share — diluted	$0.84	$0.70

(1)         For the three months ended May 5, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters.

(2)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies.

Second-Quarter 2019 and Full-Year 2019 Outlook

The following table presents a reconciliation of the forecasted range of Net income to Adjusted EBITDA for the second-quarter 2019 and full-year fiscal 2019 outlook (amounts in millions):

	Second-Quarter 2019		Full-Year 2019
	Low End	High End	Low End	High End
Net income	$131	$142	$474	$504
Interest expense, net	28	28	110	110
Provision for income taxes	47	51	167	177
Depreciation and amortization	28	28	114	114
Stock-based compensation	6	6	26	26
Other	—	—	(1)	(1)
Adjusted EBITDA	$240	$255	$890	$930

The following table presents a reconciliation of the forecasted range of Net income to Adjusted net income and Net income per diluted share to Adjusted net income per diluted share for the second-quarter 2019 and full-year fiscal 2019 outlook (amounts in millions, except per share data):

	Second-Quarter 2019		Full-Year 2019
	Low End	High End	Low End	High End
Net income	$131	$142	$474	$504
Plus: Provision for income taxes	47	51	167	177
Less: Cash income taxes	(7)	(7)	(60)	(70)
Plus: Amortization of acquisition-related intangible assets (other than software)	6	6	23	23
Other	—	—	(1)	(1)
Adjusted net income	$177	$192	$603	$633

Diluted weighted average common shares outstanding	171	171	171	171
Net income per share — diluted	$0.77	$0.83	$2.77	$2.95
Adjusted net income per share — diluted	$1.04	$1.12	$3.52	$3.70